UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026

John Hancock Comvest Private Income Fund

(Exact name of Registrant as specified in its Charter)

DELAWARE	814-01669	93-4109571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 S. Rosemary Avenue, Suite 1700 West Palm Beach, FL		33401
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 727-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 16, 2026, the Board of Trustees of John Hancock Comvest Private Income Fund (the “Fund”) adopted the Fund’s Second Amended and Restated Bylaws. The Second Amended and Restated Bylaws, among other items, modify the quorum and minimum voting requirements as well as certain indemnification provisions, in order to conform with the requirements set forth in the North American Securities Administrators Association Omnibus Guidelines.

The Second Amended and Restated Bylaws became effective immediately.

The foregoing description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.2	Second Amended and Restated Bylaws

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN HANCOCK COMVEST PRIVATE INCOME FUND

Date: January 16, 2026	By:	/s/ Michael Altschuler
	Name:	Michael Altschuler
	Title:	Vice President

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